UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  September 16, 2013
(Date of earliest event reported)

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  333-166786

Nevada	45-3849662
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

411 University Ridge Suite D

Greenville, SC  29601

(Address of principal executive offices, including zip code)

(864) 751-4880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On September 16, 2013, Scio Diamond Technology Corporation (“Scio”) entered into the following agreements, each dated September 16, 2013, relating to the parties’ agreement to establish and operate a joint venture company called Grace Rich Limited (“Grace Rich” or the “joint venture”) for the purpose of establishing a manufacturing facility (the “Facility”) in the People’s Republic of China for the manufacture, sale and distribution of certain Licensed Products (as defined below), including certain type IIa single crystal CVD manufactured diamond:  (i) a Joint Venture Agreement (the “Joint Venture Agreement”) among Scio, SAAMABA, LLC, a Michigan limited liability company (“Company A”), and S21 Research Holdings, an Israel corporation (“Company C”), (ii) a Shareholders Agreement among Scio, Company A and Company C (the “Shareholders Agreement”), (iii) a License Agreement with Grace Rich (the “License Agreement”) (iv) a Development Agreement with Grace Rich (the “Development Agreement”) and (v) a Consulting Services Agreement with Grace Rich (the “Consulting Agreement”). The Joint Venture Agreement, the Shareholders Agreement, the License Agreement, the Development Agreement and the Consulting Agreement are collectively referred to as the “Agreements.”

Joint Venture Agreement.  The Joint Venture Agreement provides for the establishment of Grace Rich, an entity formed and organized on June 6, 2013 as a limited corporation under the Companies Ordinance of the Special Administrative Region of Hong Kong, the People’s Republic of China that is jointly owned by Scio, Company A and Company C (the “JV Partners”). Grace Rich will be the sole investor in a subsidiary (the “Subsidiary”) established in the People’s Republic of China (the “PRC”) for the ownership of the Facility. Scio holds 3,000 shares of Series B Preferred stock of Grace Rich, representing a 30% interest share in all issued and outstanding shares of Grace Rich, and Company A and Company C hold 6,000 shares of Series A Preferred stock and 1,000 shares of Series C Common Stock, respectively, representing 60% and 10% interest shares, respectively, in all issued and outstanding shares of Grace Rich.

Under the Joint Venture Agreement, Company A has agreed to bear the expenses of the joint venture, subject to reimbursement by the joint venture as permitted under applicable law, and Scio has agreed to provide the License (as defined below) as well as certain support and guidance to the joint venture. The JV Partners have also agreed under the Joint Venture Agreement and the Shareholders Agreement that Grace Rich will be managed by a board of directors consisting of four directors, three of whom will be nominees of Company A and one of whom will be a nominee of Scio.  Grace Rich and its Subsidiary will be the sole vehicle through which the JV Partners and their respective affiliates will engage in the business of selling certain “Licensed Products” (as defined below) in the agreed territory, which is generally worldwide.

The Joint Venture Agreement describes the respective obligations of the parties with respect to the joint venture.  Among other things, it provides that under certain circumstances where Scio breaches its obligations to provide the agreed license, guidance and support as described under the Agreements, Grace Rich may redeem the shares of Grace Rich held by Scio and Company C at a par value of HK$1.00 per share upon written notice to each of Scio and Company C.  The Joint Venture Agreement also sets forth certain noncompetition agreements on the part of Scio, applicable for a period of two years following execution of the Joint Venture Agreement, which generally limit Scio from selling or offering to sell any machinery, equipment, or technology to any third party that utilizes or contains the intellectual property referenced in the Joint Venture Agreement for manufacturing certain of the Licensed Products, or, without Company A’s prior written approval, from providing certain consulting services to any third party relating to matters competitive to Grace Rich.  Additionally, under the Joint Venture Agreement Company A has the right (but not the obligation), until May 31, 2014, to provide a loan to Scio on terms and conditions mutually acceptable to Company A and Scio, which Scio would utilize for the sole purpose of paying off its existing secured loan.

Shareholders Agreement.  The Shareholders Agreement sets forth the JV Partners’ agreement, as shareholders of Grace Rich, regarding the governance of Grace Rich as well as the rights and privileges applicable to the outstanding series of preferred stock of Grace Rich.  Among other things, the Shareholders Agreement provides that Grace Rich shall distribute at least 40% of its profits by way of a dividend each year, unless the parties agree otherwise. Additionally, the Shareholders Agreement provides that the holders of the Series A Preferred Stock will have a liquidation preference of U.S. $10,000 per share, plus all declared or accumulated but unpaid dividends on such share, over the holders of Series B Preferred Stock and Series C Preferred Stock of Grace Rich in the event of a liquidation event as described in the Shareholders Agreement.  The Shareholders Agreement also provides that Company A will use reasonable efforts to seek additional cash to fund Grace Rich operations if Grace Rich’s cash flow is insufficient to fund those operations, and sets forth a number of restrictions on the JV Parties with respect to Grace Rich, including noncompetition, nonsolicitation and no-hire obligations applicable to each JV Party for so long as it is a shareholder of Grace Rich and for two years thereafter, and restrictions on the ability of each party to transfer its shares in Grace Rich.  Each JV Party is also granted a right of first refusal in favor in the event another JV Party proposes to sell any of its Grace Rich shares, and each JV Party is obligated to offer to sell its shares of Grace Rich to the remaining JV Parties for fair value (determined in accordance with the Shareholders Agreement) under certain circumstances, including upon the occurrence of certain insolvency and bankruptcy-related events or upon a change of control of the JV Party.

License Agreement.  Under the License Agreement, Scio grants to Grace Rich the following (together, the “License”):  (i) an exclusive, revocable, non-transferable license, with the right to sublicense to the Subsidiary as provided in the License Agreement, under Scio’s licensed patents and licensed technology, to manufacture and use in the PRC and its Special Administrative Regions and to import, export, offer to sell, and sell, worldwide, certain type IIa single crystal CVD manufactured diamond manufactured using the foregoing license and having agreed specifications (“Type 1 Licensed Products”) and to practice in the PRC any process involved in the manufacture and use of Type 1 Licensed Products; and (ii) a non-exclusive, revocable, non-transferable license, with the right to sublicense to the Subsidiary as provided in the License Agreement, under Scio’s licensed patents and licensed technology, to manufacture and use in the PRC and its Special Administrative Regions certain type IIa single crystal CVD manufactured diamond outside the scope of Type 1 Licensed Products (“Type 2 Licensed Products” and, together with Type 1 Licensed Products, the “Licensed Products”).  The License also provides that notwithstanding the exclusive grant by Scio described in clause (i) above, Scio may continue to manufacture, use, import, export, offer to sell and sell Type 1 Licensed Products until the earlier of June 1, 2014 and the date on which the Facility reaches operational readiness as provided in the License.  Scio may not, however, grant licenses under its licensed patents and licensed technology, for Type 1 Licensed Products to any other entity.

The License will terminate upon the expiration of the licensed patents, or upon earlier termination in accordance with the License Agreement. Scio may terminate the License Agreement in the event Grace Rich breaches certain provisions of the License Agreement (subject to Grace Rich’s right to cure a breach, if curable, within two years of notice of such a breach).  The License Agreement will also terminate on the date Scio ceases to maintain an undiluted 30% ownership interest in Grace Rich, provided that Scio’s dilution in ownership was the direct result of an act or event caused by Grace Rich, Company A or Company C.

In consideration for the License, Grace Rich agrees to pay Scio a nonrefundable, non-creditable license fee of $250,000, payable in two equal installments of $125,000 on October 31, 2013 and November 30, 2013, as well as monthly payments of $250 for each grower (or reactor system to grow a Type IIa single crystal diamond) with a monthly minimum of $25,000, beginning on the first day of the month in which the Facility achieves operational readiness and continuing on the first day of each month thereafter that operational readiness is achieved.  Monthly payments to Scio will be creditable against Scio’s share of Grace Rich’s earnings before interest, depreciation and amortization.

Development Agreement.  Under the Development Agreement, Grace Rich engages Scio to develop “Scio 4” Technology” in order to increase Grace Rich’s growing platform size in a Scio diamond-growing reactor as provided in the agreement, in exchange for a development fee in the amount of $750,000 to be paid to Scio in six equal installments of $125,000 on January 1, February 1, March 1, April 1, May 1 and June 1 of calendar year 2014.  The Development Agreement will remain in effect until the earliest of (i) the achievement of the specified scope of development, (ii) the termination of the License Agreement and (iii) the date of mutual termination by the parties.

Consulting Agreement.  The Consulting Agreement provides for Scio to provide and make available its knowledge, knowhow and best efforts on the designing, building and installation of the Facility as well as other consultancy, technical support, guidance and training as may be needed from time to time in order for Grace Rich and/or its subsidiaries and affiliates to complete a fully functioning and working Facility capable of producing the subject products in the quality and quantities that meet Grace Rich’s business objectives.  Grace Rich will provide reasonable reimbursement to Scio for time and out-of-pocket expenses incurred in the performance of its obligations. The Consulting Services Agreement will continue until the termination of either of the operating or business license of Grace Rich or the Subsidiary, whichever occurs last, or at the option of Scio or Grace Rich, termination upon thirty days’ advance written notice to the other party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION

	By:	/s/ Michael W. McMahon
Michael W. McMahon
Chief Executive Officer

Date: September 20, 2013